Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference of our Firm under the heading "Auditor" in the Statement of Additional Information of Variable Insurance Products Fund III: Dynamic Capital Appreciation Portfolio which is included in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
September 15, 2000